UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 31, 2006

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On October 31, 2006, Core Laboratories N.V. ("Core Lab") announced that its U.S.-based, wholly owned subsidiary, Core Laboratories L.P. ("Core LP"), intends to offer, subject to market and other conditions, approximately $250 million aggregate principal amount of senior exchangeable notes due 2011 through an offering within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes will be fully and unconditionally guaranteed by Core Lab and exchangeable under certain circumstances. Upon exchange, holders will receive cash up to the principal amount, and any excess exchange value will be delivered in Core Lab's common shares. Core LP also expects to grant the initial purchasers of the notes a 13-day option to purchase additional notes to cover overallotments in an amount not to exceed $50 million.

Core LP intends to use a portion of the net proceeds from the offering for the cost of the exchangeable note hedge transactions that CLLP expects to enter into with one or more financial institutions, which may include affiliates of the initial purchasers. The exchangeable note hedge transactions are intended to limit exposure to potential dilution to Core Lab shareholders from exchanging the notes. The remaining net proceeds of the offering will be used for to repay outstanding amounts under the Company's revolving credit facility and to repurchase up to 2,100,000 of Core Lab's common shares. In addition, in connection with the repayment of the revolving credit facility, Core Lab intends to amend the terms of the credit facility to reduce the commitments under the facility from $125 million to between $50 and  90 million.

In connection with this offering, we have included an additional disclosure to our previously filed consolidated financial statements referenced below, which includes condensed consolidating financial information presenting supplemental information for (a) Core NV as parent/guarantor, (b) Core LP, issuer of Notes guaranteed by Core NV, (c) the non-guarantor subsidiaries, (d) consolidating adjustments necessary to consolidate Core NV and its subsidiaries and (f) Core NV on a consolidated basis. Exhibit 99.2 to this Current Report on Form 8-K, gives effect to the foregoing within our historical consolidated financial statements for the three years ended December 31, 2005, 2004 and 2003 and Exhibits 99.3, 99.4 and 99.5 gives effect to the foregoing within our historical consolidated financial statements for the quarterly periods ended March 31, June 30, and September 30, 2006, respectively. These condensed consolidating financial statements do not otherwise amend, update or change any items or disclosures contained in Core NV's previously filed annual reports or quarterly reports.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NO.	ITEM

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release issued on October 31, 2006

99.2	Core Laboratories N.V. Audited Consolidated Financial Statements for the fiscal years ended December 31, 2005, 2004 and 2003.

99.3	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended March 31, 2006.

99.4	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended June 30, 2006.

99.5	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 31, 2006	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release issued on October 31, 2006

99.2	Core Laboratories N.V. Audited Consolidated Financial Statements for the fiscal years ended December 31, 2005, 2004 and 2003.

99.3	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended March 31, 2006.

99.4	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended June 30, 2006.

99.5	Core Laboratories N.V. Consolidated Financial Statements for the quarterly period ended September 30, 2006.